Exhibit 1.1

Athene Holding Ltd.

22,000,000 Depositary Shares, Each Representing a 1/1,000th Interest in a Share of 4.875% Fixed-Rate Perpetual Non-Cumulative Preference Shares, Series D

Underwriting Agreement

December 14, 2020

BofA Securities, Inc.

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

Wells Fargo Securities, LLC

As Representatives of the several

    Underwriters named in Schedule I attached hereto,

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor

New York, New York 10281

c/o Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Ladies and Gentlemen:

Athene Holding Ltd., an exempted company organized under the laws of Bermuda (the “Company”), proposes, upon the terms and conditions set forth in this agreement (this “Agreement”), to issue and sell to BofA Securities, Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Wells Fargo Securities, LLC and the other several underwriters named in Schedule I hereto (the “Underwriters”), for whom BofA Securities, Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC are acting as representatives (in such capacity, the “Representatives”), an aggregate of 22,000,000 depositary shares, each representing a 1/1,000th interest in a share of the Company’s 4.875% Fixed-Rate Perpetual Non-Cumulative Preference Shares, Series D, par value $1.00 per share, with a liquidation preference of $25,000 per share (equivalent to $25 per depositary share) (the “Preference Shares”), and, at the election of the

Underwriters, up to 2,000,000 additional depositary shares pursuant to Section 2 hereof. The aggregate of 22,000,000 depositary shares is herein called the “Firm Depositary Shares” and the aggregate of 2,000,000 additional depositary shares is herein called the “Optional Depositary Shares.” The Firm Depositary Shares and the Optional Depositary Shares are herein collectively called the “Depositary Shares.” The Depositary Shares and the Preference Shares will have terms and provisions that are summarized in the Pricing Disclosure Package and Prospectus (each as defined below). The Preference Shares, when issued, will be deposited by the Company against delivery of depositary receipts (the “Depositary Receipts”), which will evidence the Depositary Shares and will be issued by Computershare Inc. and Computershare Trust Company, N.A. (collectively, the “Depositary”) under a deposit agreement, to be dated as of the First Time of Delivery (as defined herein) (the “Deposit Agreement”), among the Company, the Depositary and the holders from time to time of the Depositary Receipts issued hereunder. The Preference Shares are to be issued by the Company pursuant to the provisions of the certificate of designations relating to the Preference Shares (the “Certificate of Designations”). This Agreement is to confirm the agreement concerning the purchase of the Depositary Shares from the Company by the Underwriters. The Depositary Shares, together with the Preference Shares, are hereinafter called, collectively, the “Securities.”

1.	(a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

i. A registration statement on Form S-3 (File No. 333-222392) relating to the Securities (among other securities) has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to the Representatives. As used in this Agreement:

a.	“Applicable Time” means 4:50 p.m. (New York City time) on December 14, 2020;

b.	“Effective Date” means the date and time at which such registration statement became, or is deemed to have become, effective in accordance with the rules and regulations under the Securities Act;

c.	“Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) relating to the Securities;

d.

“Preliminary Prospectus” means any preliminary prospectus relating to the Securities included in such registration statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act, including any preliminary prospectus supplement thereto relating to the Securities;

e.

“Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company at or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;

f.

“Prospectus” means the final prospectus relating to the Securities, including any prospectus supplement thereto relating to the Securities, as filed with the Commission pursuant to Rule 424(b) under the Securities Act; and

g.

“Registration Statement” means such registration statement (File No. 333-222392) on Form S-3, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430B under the Securities Act to be part of such registration statement as of the Effective Date.

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and before the date of such amendment or supplement and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any document filed with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act after the Effective Date and before the date of such amendment that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto;

ii. Since the time of initial filing of the Registration Statement, the Company has been, and continues to be, a “well-known seasoned issuer” (as defined in Rule 405) eligible to use Form S-3 for the offering of the Securities. Since the time of the initial filing of the Registration Statement, the Company was not and has not been an “ineligible issuer” (as defined in Rule 405). The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was filed not earlier than the date that is three years prior to the First Time of Delivery (as defined herein);

iii. The Registration Statement conformed and will conform in all material respects on the Effective Date and at each Time of Delivery, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and at each Time of Delivery to the requirements of the Securities Act and the rules and regulations thereunder. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder;

iv. Neither the Company nor any other person acting on behalf of the Company has sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission;

v. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein. For purposes of this Agreement, the only information furnished to the Company by an Underwriter through the Representatives is the information in the first and second sentences in the tenth paragraph under the heading “Underwriting” and the third and fourth sentences in the eleventh paragraph under the heading “Underwriting,” in each case contained in the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus (the “Underwriter Information”);

vi. The Prospectus will not, as of its date or as of any Time of Delivery, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

vii. The Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements in the Pricing Disclosure Package, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

viii. Each Issuer Free Writing Prospectus listed in Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus; and each such Issuer Free Writing Prospectus listed in Schedule III(a) hereto, when taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus listed in Schedule III(a) hereto in reliance upon and in conformity with Underwriter Information;

ix. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. No such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule IV hereto;

x. The financial statements (including the notes and any supporting schedules thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the consolidated financial position of the Company as of the dates indicated and the consolidated results of operations and changes in the consolidated financial position of the Company for the periods specified; any such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods presented (other than as described therein); the summary and selected consolidated financial data included or incorporated by reference in the Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly, on the basis stated in or incorporated by reference in the Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, the information shown therein and has been compiled on a basis consistent with that of the audited consolidated financial statements included therein;

xi. Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Pricing Disclosure Package and the Prospectus, there has not been any change in the capital stock (other than as a result of (i) the grant, vesting or exercise of stock options or other equity incentives pursuant to the Company’s equity incentive plans or (ii) the repurchase of shares of capital stock pursuant to agreements, share repurchase programs or other arrangements providing for an option to repurchase or a right of first refusal on behalf of the Company, in each case as such (A) equity incentive plans, (B) outstanding equity incentives, (C) agreements or other arrangements and (D) share repurchase programs are described in the Pricing Disclosure Package and the Prospectus) or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of share capital of the Company, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general business affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (each, a “Material Adverse Change”), except in each case as set forth or contemplated in the Pricing Disclosure Package and the Prospectus;

xii. The Company and its subsidiaries have valid title in fee simple to all real and personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them, to the Company’s knowledge, under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

xiii. The Company has been duly incorporated and is validly existing as an exempted company limited by shares and is in good standing under the laws of Bermuda, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing (where such concept exists) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly incorporated or otherwise organized, as applicable, and is validly existing as a corporation or other entity, as applicable, in good standing (where such concept exists) under the laws of its applicable jurisdiction of incorporation or organization (where such concept exists) with the corporate or other power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation or other entity, as applicable, for the transaction of its business as described in the Pricing Disclosure Package and the Prospectus under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification;

xiv. The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description thereof contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except for directors’ qualifying shares and as described in the Pricing Disclosure Package, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; except as described in the Prospectus, there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, the Company’s Class A common shares, par value $0.001 per share (the “Common Shares”), or any other class of share capital of the Company; and except as described in the Prospectus, there are no restrictions on subsequent transfers of the Common Shares or the Depositary Shares under the laws of Bermuda;

xv. Except as described in the Pricing Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company;

xvi. The issuance and sale of the Depositary Shares pursuant to this Agreement, the issuance of the Preference Shares to the Depositary pursuant to the Deposit Agreement, the execution, delivery and performance by the Company of the Deposit Agreement and this Agreement, the application of the proceeds from the sale of the Depositary Shares as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Prospectus and the consummation of the transactions contemplated hereby and under the Deposit Agreement, will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the Memorandum of Association, Bye-laws or similar organizational documents of the Company or any of its subsidiaries, or (C) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of (A) and (C) for such violations as would not, individually or in the aggregate, reasonably be expected to (x) have a Material Adverse Change and (y) impair, in any material respect, the consummation of the transactions contemplated by this Agreement ((x) and (y) collectively, a “Material Adverse Effect”); and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Depositary Shares, the execution, delivery and performance by the Company of the Deposit Agreement and this Agreement, the application of the proceeds from the sale of the Depositary Shares as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Prospectus and the consummation of the transactions contemplated hereby and under the Deposit Agreement, except for (i) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under the Exchange Act and applicable state and foreign securities laws, any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of The New York Stock Exchange (the “NYSE”)) and/or the bylaws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Depositary Shares by the Underwriters or (ii) where the failure to obtain any such consent, approval, authorization, order, registration or qualification would not impair, in any material respect, the ability of the Company or any other party hereto to consummate the transactions contemplated by this Agreement;

xvii. Neither the Company nor any of its subsidiaries is (i) in violation of its Memorandum of Association, Bye-laws or similar organizational documents, or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of (ii) for such defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

xviii. The statements set forth in each of the Pricing Disclosure Package and the Prospectus under the captions “Description of Depositary Shares” and “Description of Share Capital – Preference Shares”, as supplemented by the statements set forth under the captions “Description of the Series D Preference Shares” and “Description of the Depositary Shares,” insofar as they purport to constitute a summary of the terms of the Series D Preference Shares, the Depositary Shares, the Certificate of Designations and the Deposit Agreement, under the caption “Tax Considerations,” and under the subsection “Regulation” under the caption “Business” insofar as they purport to describe the provisions of the laws and/or regulations referred to therein, are accurate, complete and fair in all material respects;

xix. Other than as set forth in the Pricing Disclosure Package and the Prospectus, there are no legal, or governmental or regulatory proceedings pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is the subject which, if determined adversely to the Company, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or regulatory organizations or threatened by others;

xx. The Company is not, and after giving effect to the offer and sale of the Depositary Shares and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Prospectus, will not be, an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

xxi. The Company and its affiliates have not taken, directly or indirectly, any action designed to cause or result in, or that could reasonably be expected to cause or result in, or that has constituted the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Depositary Shares;

xxii. The Company has not distributed and, prior to the later to occur of the First Time of Delivery and completion of the distribution of the Depositary Shares, will not distribute any offering material in connection with the offering and sale of the Depositary Shares other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(a)(viii) or 7(a) and any Issuer Free Writing Prospectus set forth on Schedule III hereto;

xxiii. PricewaterhouseCoopers LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board (United States);

xxiv. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. Except as disclosed in the Pricing Disclosure Package and the Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (whether or not remediated);

xxv. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith with which the Company is required to comply;

xxvi. Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting;

xxvii. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act applicable to the Company; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

xxviii. The Company has all requisite power and authority (corporate and other) to execute and deliver this Agreement and the Deposit Agreement, and to perform its obligations under this Agreement, the Deposit Agreement, the Depositary Shares and the Certificate of Designations, and all action required to be taken for the due and proper authorization, execution and delivery by the Company of each of this Agreement and the Deposit Agreement and the consummation by the Company of the transactions contemplated by this Agreement, the Deposit Agreement, the Depositary Shares and the Certificate of Designations has been duly and validly taken. This Agreement has been duly and validly authorized by the Company, and duly executed and delivered by the Company;

xxix. The Deposit Agreement has been duly and validly authorized by the Company, and on the First Time of Delivery will be duly executed and delivered by the Company, and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);

xxx. The terms of the Certificate of Designations have been duly authorized by the Company and the Certificate of Designations will set forth the powers, designations, preferences and relative, participating, optional or other rights of the Preference Shares, and the holders of the Preference Shares will have the rights set forth in the Certificate of Designations upon the execution thereof;

xxxi. The Preference Shares represented by the Depositary Shares, when issued by the Company, may be freely deposited by the Company with the Depositary against issuance of such Depositary Shares; the Preference Shares represented by the Depositary Shares have been duly authorized by the Company for issuance and deposit, and, when issued and deposited against issuance of such Depositary Shares, and upon the execution and effectiveness of the Certificate of Designations, will be validly issued, fully paid and non-assessable; and the issuance of the Preference Shares is not subject to preemptive rights;

xxxii. The deposit of the Preference Shares by the Company in accordance with the Deposit Agreement has been duly authorized by the Company and, assuming (x) due execution and delivery by the Depositary of the Deposit Agreement and the Depositary Shares and (y) the deposit of the Preference Shares in respect thereof in accordance with the Deposit Agreement, when such Depositary Shares are issued and delivered pursuant to this Agreement and the Deposit Agreement against payment of the applicable purchase price therefor, such Depositary Shares will be validly issued and will entitle the holder thereof to the benefits provided therein and in the Deposit Agreement;

xxxiii. Each subsidiary of the Company that is required to be organized and licensed as an insurance company (collectively, the “Insurance Subsidiaries”) is duly licensed as required in its jurisdiction of organization and, other than as described in the Pricing Disclosure Package and the Prospectus, is duly licensed or authorized as required in each jurisdiction outside its jurisdiction of organization where it is required to be so licensed or authorized to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to be so licensed or authorized, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Insurance Subsidiaries have made all required filings (including statutory annual and quarterly statements and statutory balance sheets and income statements included therein) under applicable insurance statutes in each jurisdiction where such filings are required, except for such filings the failure of which to make would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as contemplated in the Pricing Disclosure Package and the Prospectus, (A) each of the Insurance Subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications (“Authorizations”), of and from all insurance regulatory authorities necessary to conduct their respective existing business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to have such Authorizations, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, and (B) no Insurance Subsidiary has received any notification from any insurance regulatory authority to the effect that any additional Authorizations are needed to be obtained by any Insurance Subsidiary in any case where it would reasonably be expected that the failure to obtain such additional Authorizations or the limiting of the writing of such business would result in a Material Adverse Effect, and, except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no insurance regulatory authority having jurisdiction over any Insurance Subsidiary has issued any order or decree impairing, restricting or prohibiting (A) the payment of dividends by any Insurance Subsidiary to its parent, other than those restrictions applicable to insurance or reinsurance companies under such jurisdiction generally or (B) the continuation of the business of the Company or any of the Insurance Subsidiaries in all material respects as presently conducted, in each case except where such orders or decrees would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

xxxiv. Neither the Company nor any of its Insurance Subsidiaries has received any written notice from any of the other parties to any material reinsurance treaties, contracts, agreements or arrangements to which the Company or any Insurance Subsidiary is a party that such other party intends not to perform its obligations thereunder, except to the extent that such nonperformance would not have a Material Adverse Effect;

xxxv. The Company and each of its subsidiaries carry or are covered by insurance in such amounts and covering such risks as the Company reasonably believes are prudent and customary in the business in which the Company is engaged; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business;

xxxvi. The Company is not aware of any existing or imminent labor disturbances by any of its employees that would reasonably be expected to have a Material Adverse Effect;

xxxvii. There are no contracts or documents that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described and filed as required;

xxxviii. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Preliminary Prospectus and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

xxxix. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted (collectively, the “Intellectual Property”), except where the failure to own or possess such rights would not reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, the present employment of the Intellectual Property by the Company and its subsidiaries does not infringe or otherwise violate any rights of any third party in respect of the Intellectual Property that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have not received any unresolved notice of material infringement of or conflict with rights of third parties with respect to any of the Intellectual Property;

xl. There are no business relationships or related party transactions involving the Company or any subsidiary or any other person required by the Securities Act to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus that have not been described as required;

xli. The Company and its subsidiaries have filed all necessary federal, state, local and foreign income tax returns and have paid all taxes required to be paid by any of them, and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings or where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect;

xlii. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects;

xliii. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or other ownership interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Pricing Disclosure Package and the Prospectus;

xliv. The Company does not have immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Bermuda preventing the enforcement of this Agreement in respect of itself or its property, except as may be limited under New York or other applicable law;

xlv. All payments to be made and payable on the share capital of the Company (including the Securities) may, under the current applicable laws and regulations of Bermuda, be paid in U.S. dollars that may be freely transferred out of Bermuda; (ii) all such payments are not or will not be, as the case may be, subject to withholding or other taxes under the current laws and regulations of Bermuda and the United Kingdom; and (iii) all such payments under such current laws and regulations are or will be otherwise free and clear of any other tax (save for any income tax that may be payable by the recipient of a distribution who is resident in Bermuda or the United Kingdom), withholding or deduction in Bermuda or the United Kingdom and without the necessity of obtaining any consent, approval, authorization or order in Bermuda or the United Kingdom;

xlvi. No stamp, registration, issuance or other transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters in connection with: (A) the issuance or deposit with the Depositary of the Preference Shares, the issuance, sale, transfer or delivery of the Depositary Shares by the Company to or for the respective accounts of the several Underwriters, (B) the sale, transfer or delivery of the Depositary Shares by the Underwriters to the subsequent purchasers thereof in the manner contemplated by this Agreement, (C) the execution and delivery of and performance under this Agreement or (D) any subsequent transfer of the Depositary Shares through the facilities of The Depository Trust Company (“DTC”);

xlvii. Under the laws of Bermuda, the courts of Bermuda will recognize and give effect to the choice of law provisions set forth in Sections 20 and 22 hereof and enforce judgments of U.S. courts obtained against the Company to enforce this Agreement, except for those laws (i) which the courts of Bermuda consider to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda;

xlviii. The Company has the power to submit, and pursuant to this Agreement has legally, validly, effectively and irrevocably submitted, to the fullest extent permitted by applicable law, to the exclusive jurisdiction of the U.S. federal and New York state courts, in the Borough of Manhattan in New York City, and has the power to designate, appoint and empower, and has legally, validly, effectively and irrevocably designated, appointed and empowered, an agent for service of process in any suit or proceeding arising out of or related to this Agreement and the transactions contemplated hereby, as provided in Section 22 of this Agreement;

xlix. Other than as set forth in the Pricing Disclosure Package and the Prospectus, the Company has no debt securities or preferred stock rated by any “nationally recognized statistical rating organization,” as defined in Section 3(a)(62) of the Exchange Act;

l. (a) Except as in each case would not reasonably be expected to have a Material Adverse Effect, the Company has operated its business in a manner compliant with all privacy and data protection laws and regulations applicable to the Company’s collection, handling, and storage of its customers’ data; the Company has policies and procedures in place designed to ensure privacy and data protection laws are complied with and takes steps which are reasonably designed to assure compliance in all material respects with such policies and procedures; and (b) other than as set forth in the Pricing Disclosure Package and the Prospectus, (x) to the Company’s knowledge, there has been no security breach or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would result in, any security breach or other compromise to their IT Systems and Data, except, in the case of both (x) and (y), as would not reasonably be expected to have a Material Adverse Effect;

li. None of the Company, any of its subsidiaries, or their respective directors or officers, nor to the knowledge of the Company, any agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries has (i) made any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

lii. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the applicable requirements of anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions to which the Company and its subsidiaries are subject (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

liii. None of the Company, any of its subsidiaries, or their respective directors or officers, nor, to the knowledge of the Company, any agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or other relevant sanctions authority (collectively, “Sanctions”), and the Company will not directly or indirectly use the proceeds of the offering of the Depositary Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions;

liv. The Company believes either or both: (i) less than 20% of the total value of all of the Company’s stock will be owned (directly or indirectly) by persons who are (directly or indirectly) insured under any policy of insurance or reinsurance issued by the Company’s subsidiaries, or who are related persons to any such persons, for any taxable year in the foreseeable future, or (ii) that its and its Subsidiary’s gross related person insurance income (as defined in Section 953(c)(2) of the U.S. Internal Revenue Code) will not equal or exceed 20% of each such company’s gross insurance income for any taxable year in the foreseeable future;

lv. The Company has received from the Bermuda Minister of Finance an assurance under the Exempted Undertakings Tax Protection Act 1966, as amended, of Bermuda to the effect set forth in the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus under the caption “Tax Considerations—Bermuda Tax Considerations” and the Company has not received any notification to the effect (and is not otherwise aware) that such assurance may be revoked or otherwise not honored by the Bermuda government;

lvi. Based upon and subject to the assumptions and qualifications set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Tax Considerations,” (A) for purposes of the rules relating to passive foreign investment companies under Section 1291 of the U.S. Internal Revenue Code, the Company believes the “applicable insurance liabilities” of Athene Life Re, Ltd. constitute more than 25% of their total assets, and it is a “qualifying insurance corporation” within the meaning of Section 1297(f) of the U.S. Internal Revenue Code, and (B) neither the Company nor Athene Life Re, Ltd. should be subject to U.S. federal income tax on a net basis on a material amount of income;

lvii. The Company believes it was not for its most recent taxable year, and does not expect to be for its current taxable year, a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code;

lviii. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus fairly present in all material respects the information in accordance with the Commission’s rules and guidelines applicable thereto; and

lix. The Company is not a “shell company” as described in Rule 144(i) under the Securities Act.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of (i) $24.2125 per Depositary Share with respect to 17,521,000 Depositary Shares for retail orders and (ii) $24.50 per Depositary Share with respect to 4,479,000 Depositary Shares for institutional orders, the number of Firm Depositary Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise their election to purchase Optional Depositary Shares as provided herein, the Company agrees to issue and sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per Depositary Share set forth in clause (a)(i) of this Section 2, the number of Optional Depositary Shares which bears the same ratio to the aggregate number of Optional Depositary Shares being purchased as the number of Firm Depositary Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 11 hereof) bears to the aggregate number of Firm Depositary Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Depositary Shares as the Representatives, in their sole discretion, shall make.

3. Each Underwriter represents, severally and not jointly, that it has, to the best of its knowledge, complied with, and agrees to comply with, the selling restrictions included in the “Underwriting” section of the most recent Preliminary Prospectus in connection with the offering of the Securities.

4. Upon the authorization by you of the release of the Depositary Shares, the Underwriter proposes to offer the Depositary Shares for sale upon the terms and conditions set forth in the Prospectus.

5. (a) The Depositary Shares to be purchased by each of the Underwriters hereunder, shall be delivered by or on behalf of the Company to the Representatives through the facilities of DTC, for the respective accounts of the Underwriters of the Depositary Shares to be purchased by them, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance, by causing DTC to credit the Depositary Shares to the account of the Underwriters at DTC. The Depositary Shares will be evidenced by one or more global certificates in definitive form (the “Global Certificates”) and will be registered in the name of Cede & Co., as nominee of DTC. The Global Certificates to be delivered to the Underwriters shall be made available to the Underwriters in New York City for inspection and packaging not later than 10:00 a.m., New York City time, on the business day next preceding each Time of Delivery (as defined below). The time and date of such delivery and payment shall be, with respect to the Firm Depositary Shares, 9:30 a.m., New York City time, on December 18, 2020 or such other time and date as the Representatives and the Company may agree upon in writing and, with respect to the Optional Depositary Shares, 9:30 a.m., New York City time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Depositary Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Depositary Shares is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional Depositary Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery.”

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including any documents requested by the Underwriters pursuant to Section 9 hereof will be delivered at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004 (the “Closing Location”), and the Depositary Shares will be delivered through the facilities of DTC at its office or the office of its designated custodian, all at such Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 5, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

6. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Depositary Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, or any notice from the Commission objecting to the use of the form of Registration Statement or any post-effective supplement thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(b) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus, and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Depositary Shares or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

(c) The Company consents to the use of the Pricing Disclosure Package and the Prospectus in accordance with the securities or Blue Sky laws of the jurisdictions in which the Depositary Shares are offered by the Underwriters and by all dealers to whom Depositary Shares may be sold, in connection with the offering and sale of the Depositary Shares;

(d) Promptly from time to time to take such action as the Underwriters may reasonably request to qualify the Depositary Shares for offering and sale under the securities laws of such jurisdictions as the Underwriters may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Depositary Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to qualification in any jurisdiction in which it was not otherwise subject to taxation;

(e) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement (or such later time as may be agreed by the Company and the Representatives) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Depositary Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the

Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Securities Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

(f) To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Gathering, Analysis and Retrieval system or any successor thereto (“EDGAR”)), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g) For a period commencing on the date hereof through and including 4 days from the date hereof, the Company agrees not to, directly or indirectly, (i) offer for sale, sell, or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any preference securities of the Company or depositary shares representing interests therein that are substantially similar to the Securities or securities convertible into or exchangeable for such preference securities of the Company, or sell or grant options, rights or warrants with respect to such preference securities of the Company or securities convertible into or exchangeable for such preference securities of the Company, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such preference securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of preference securities of the Company or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement, including any amendments, with respect to the registration of preference securities of the Company substantially similar to the Securities or securities convertible, exercisable or exchangeable into preference securities of the Company, or (iv) publicly announce an offering of any preference securities of the Company substantially similar to the Securities or securities convertible or exchangeable into such preference securities, in each case without the prior written consent of the Representatives on behalf of the Underwriters;

(h) To file with the Commission such information on Form 10-Q or Form 10-K, as may be required by Rule 463 under the Securities Act;

(i) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement (or other applicable EDGAR filing deadline), and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a);

(j) The Company will apply the net proceeds from the sale of the Depositary Shares to be sold by it hereunder substantially in accordance with the description set forth in the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds”;

(k) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s applicable trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Depositary Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee, may not be assigned or transferred or sublicensed and terminates immediately upon the completion of the distribution of the Depositary Shares by any such Underwriter;

(l) To not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Depositary Shares;

(m) The Company will use its best efforts to cause the Depositary Shares to be eligible for clearance and settlement through DTC;

(n) The Company will use its best efforts to effect the listing of the Depositary Shares on the NYSE no later than the 30th date succeeding the First Time of Delivery and, upon such listing, will use its reasonable best efforts to maintain such listing and satisfy the requirements for continued listing;

(o) Prior to the First Time of Delivery, the Company agrees to deposit the Preference Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise comply with the Deposit Agreement so that the Depositary Shares will be issued by the Depositary against receipt of such Preference Shares and delivered to the Underwriters against payment therefor at the First Time of Delivery;

(p) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the reasonable judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

(q) Prior to filing with the Commission any amendment or supplement to the Registration Statement, the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing (such consent to not be unreasonably withheld or delayed); and

(r) To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

7. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; any such Issuer Free Writing Prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if at any time following issuance of a Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with Underwriter Information.

8. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel, outside advisers and accountants in connection with the registration, issuance and delivery of the Securities under the Securities Act and all other expenses in connection with the preparation, printing, reproduction, filing and distribution of the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, closing documents (including any compilations thereof), the Deposit Agreement, the Certificate of Designations and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state and foreign securities laws as provided in Section 6(c) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel as may be required by the rules and regulations of FINRA) of the terms of the sale of the Securities; provided that the costs and fees of counsel described in clauses (iii) and (iv) shall not exceed $15,000; (v) fees and expenses associated with filings required to be made with the Commission; (vi) the issuance and delivery by the Company of the Securities and any taxes payable in connection therewith; (vii) the furnishing of such copies of the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus; (viii) the preparation of certificates for the Securities (including, without limitation, printing and engraving thereof); (ix) the approval of the Securities by DTC for “book-entry” transfer; (x) the costs and expenses incurred in connection with listing the Depositary Shares on the NYSE; (xi) the rating of the Securities; (xii) the obligations of the Depositary, any agent of the Depositary and the counsel for the Depositary in connection with the Deposit Agreement and the Depositary Receipts; (xiii) all expenses of the Company related to the “road-show” for any offering of the Securities, including without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company; and (xiv) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 10, 14 and 24 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

9. The obligations of the Underwriters hereunder, as to the Depositary Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 6(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed or as permitted for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the Company’s knowledge, threatened by the Commission and no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) (i) Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, shall have furnished to you their written opinion (including certain negative assurance statements), dated such Time of Delivery, in form and substance reasonably satisfactory to you, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(ii) Appleby (Bermuda) Limited, Bermuda counsel for the Underwriters, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to you, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) (i) Sidley Austin LLP, counsel for the Company, shall have furnished to you their written opinion (including certain negative assurance statements) (a form of such opinion and letter is attached as Annex I(a) hereto), each dated such Time of Delivery, in form and substance reasonably satisfactory to you; and

(ii) Conyers Dill & Pearman Limited, as Bermuda counsel for the Company shall have furnished to you their written opinion (a form of such opinion is attached as Annex I(b) hereto), each dated such Time of Delivery, in form and substance reasonably satisfactory to you;

(d) On the date of the Prospectus at a time prior to or contemporaneously with the execution of this Agreement, and also at such Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(e) (i) Neither the Company nor any of its subsidiaries, taken as a whole, shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package or the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except as set forth or contemplated in the Pricing Disclosure Package or the Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package or the Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general business affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of share capital, taken as a whole, except as set forth or contemplated in the Pricing Disclosure Package or the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Depositary Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Disclosure Package or the Prospectus;

(f) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt or preference securities (including the Securities) or the Company’s and the Insurance Subsidiaries’ financial strength or claims paying ability by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s and the Insurance Subsidiaries’ debt or preference securities, financial strength or claims paying ability;

(g) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by Bermuda, U.S. federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in Bermuda or the United States; (iv) the outbreak or escalation of hostilities involving Bermuda or the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in Bermuda or the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Depositary Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Disclosure Package or the Prospectus;

(h) The Company shall have complied with the provisions of Section 6(e) hereof with respect to the furnishing of the Prospectus on the New York Business Day next succeeding the date of this Agreement;

(i) The Company shall have furnished or caused to be furnished to you at such Time of Delivery a certificate of officers of the Company, satisfactory to you as to the accuracy of the representations and warranties of the Company, herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (e) of this Section 9 and as to such other matters as you may reasonably request;

(j) The Company shall have furnished or caused to be furnished to you at the date of this Agreement and such Time of Delivery a certificate of the Chief Financial Officer of the Company, dated the date hereof and such Time of Delivery, in form and substance satisfactory to you;

(k) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Bermuda, U.S. federal or state, or other federal, state or foreign governmental or regulatory authority that would, as of such Time of Delivery, prevent the issuance or sale of the Securities by the Company; and no injunction or order of any Bermuda, U.S. federal or state, or other federal, state or foreign court shall have been issued that would, as of such Time of Delivery, prevent the issuance or sale of the Securities by the Company;

(l) The Depositary Shares shall be eligible for clearance and settlement through DTC; and

(m) The Company and the Depositary shall have executed and delivered the Deposit Agreement, and the Underwriters shall have received an electronic copy thereof, duly executed by the Company and the Depositary.

10. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with Underwriter Information.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information provided by such Underwriter; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 10 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection in relation to which notice was omitted. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case, as set forth on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total discounts and commission received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective obligations to purchase and not joint.

(e) The obligations of the Company under this Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, agent, officer, director and partner of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Securities Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

11. (a) If any Underwriter shall default in its obligation to purchase the Depositary Shares that it has agreed to purchase hereunder at such Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Depositary Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Depositary Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Depositary Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Depositary Shares, or the Company notifies you that it has so arranged for the purchase of such Depositary Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven calendar days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Pricing Disclosure Package or the Prospectus, or in any other documents or arrangements, and the Company agrees to make promptly any amendments or supplements to the Registration Statement, the Pricing Disclosure Package or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 11 with like effect as if such person had originally been a party to this Agreement with respect to such Depositary Shares.

(b) If, after giving effect to any arrangements for the purchase of the Depositary Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the number of Depositary Shares which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all Depositary Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Depositary Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Depositary Shares which such Underwriter agreed to purchase hereunder) of the Depositary Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Depositary Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the number of Depositary Shares which remains unpurchased exceeds one-eleventh of the number of Depositary Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Depositary Shares of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12. The respective indemnities, rights and obligations of contribution, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Depositary Shares.

13. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

14. If this Agreement shall be terminated pursuant to Section 11 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 8 and 10 hereof; but, if for any other reason any Depositary Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all reasonable out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Depositary Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 8 and 10 hereof.

15. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly as the Representatives.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, electronic mail or facsimile transmission to BofA Securities, Inc. Attention: High Grade Transaction Management/Legal, 50 Rockefeller Plaza, NY1-050-12-01, New York, New York 10020, Facsimile: (646) 855-5958; Morgan Stanley & Co. LLC, Attention: Investment Banking Division, 1585 Broadway, 29th Floor, New York, New York 10036, Facsimile: (212) 507-8999; RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: Transaction Management, Facsimile: (212) 428-6308; Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention of Transaction Management, Facsimile: (704) 410-0326; if to the Company shall be delivered or sent by mail, electronic mail or facsimile transmission to the address of the Company set forth on the cover of the Prospectus, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 10(c) hereof shall be delivered or sent by mail, electronic mail or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, which address will be supplied to the Company by you on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

16. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter and each broker-dealer affiliate of any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Depositary Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

17. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

18. The Company acknowledges and agrees that (i) the purchase and sale of the Depositary Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

19. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

20. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

21. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22. The Company agrees that any suit or proceeding arising in respect of this Agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company irrevocably agrees to submit to the jurisdiction of, and to venue in, such courts. The Company irrevocably appoints C T Corporation System as its authorized agent upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company by the person serving the same to the address provided in this Section 22, shall be deemed in every respect, effective service of process upon the Company in any such suit or proceeding. The Company hereby represents and warrants that such authorized agents have accepted such appointment and have agreed to act as such authorized agents for service of process, as applicable. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agents in full force and effect. The address of C T Corporation System is 111 Eighth Avenue, New York, NY 10011.

23. All sums payable by the Company under this Agreement shall be made without set-off or counter-claims and free and clear of all deductions or withholdings for or on account of any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature and all interest, penalties or similar liabilities with respect thereto, unless the deduction or withholding is required by law. In that event, the Company shall pay such additional amounts as may be necessary to ensure that the amount received will equal the full amount which would have been received had no such deduction or withholding been required.

24. The Company undertakes to pay and bear any stamp, issuance, registration, capital, transfer or similar taxes or duties, including all interest and penalties, and otherwise to indemnify and hold harmless each Underwriter against any such taxes or duties, arising in connection with the purchase, sale, transfer and delivery of the Securities by the Company pursuant to this Agreement, including (without limitation): (i) the deposit of the Preference Shares with the Depositary pursuant to the Deposit Agreement and the issuance, sale, transfer and delivery of the Depositary Shares to or for the respective accounts of the several Underwriters, (ii) the sale, transfer and delivery of the Depositary Shares by the Underwriters, to the subsequent purchasers thereof in the manner contemplated by this Agreement, (iii) the execution and delivery of and performance under this Agreement or (iv) any subsequent transfer of the Depositary Shares through the facilities of DTC.

25. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

26. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or other electronic communication shall be equally effective as delivery of an original executed counterpart hereof (including electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g. DocuSign or a copy of a duly signed document sent via email.

27. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

[Signature Pages Follow]

Very truly yours,

Athene Holding Ltd.

By:	/s/ Martin P. Klein
Name: Martin P. Klein
Title: Chief Financial Officer

[Signature page to Underwriting Agreement]

Accepted as of the date first
written above

BofA Securities, Inc.
Morgan Stanley & Co. LLC
RBC Capital Markets, LLC
Wells Fargo Securities, LLC

BofA Securities, Inc.

By:	/s/ Elizabeth N. Grennon
Name: Elizabeth N. Grennon
Title: Managing Director

Morgan Stanley & Co. LLC

By:	/s/ Ian Drewe
Name: Ian Drewe
Title: Executive Director

RBC Capital Markets, LLC

By:	/s/ Scott G. Primrose
Name: Scott G. Primrose
Title: Authorized Signatory

Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

On behalf of each of the Underwriters

[Signature page to Underwriting Agreement]

SCHEDULE I

Underwriters*	Number of Firm Depositary Shares to be Purchased	Number of Optional Depositary Shares to be Purchased if Maximum Option Exercised
BofA Securities, Inc.	4,675,000	425,000
Morgan Stanley & Co. LLC	4,675,000	425,000
RBC Capital Markets, LLC	4,675,000	425,000
Wells Fargo Securities, LLC	4,675,000	425,000
Barclays Capital Inc.	660,000	60,000
BMO Capital Markets Corp.	660,000	60,000

Citigroup Global Markets Inc.	660,000	60,000
Goldman Sachs & Co. LLC	660,000	60,000

HSBC Securities (USA) Inc.	660,000	60,000

Total	22,000,000	2,000,000

*

Each underwriter shall purchase from the Company Firm Depositary Shares for retail orders and Firm Depositary Shares for institutional orders in the same proportion. Optional Depositary Shares shall be sold to retail investors.

SCHEDULE II

ATHENE HOLDING LTD.

FORM OF PRICING TERM SHEET

SCHEDULE III

(a)	Issuer Free Writing Prospectus not included in the Pricing Disclosure Package

•	None

(b)	Issuer Free Writing Prospectus included in the Pricing Disclosure Package

•	Pricing Term Sheet dated December 14, 2020

SCHEDULE IV

None.

ANNEX I(a)

FORM OF OPINION OF

COUNSEL FOR THE COMPANY

ANNEX I(b)

FORM OF OPINION OF

BERMUDA COUNSEL FOR THE COMPANY